SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              NUOASIS GAMING, INC.
             (Exact name of Registrant as specified in its charter)


                              DELAWARE 95-4176781
                 (State or other jurisdiction of (IRS Employer
               incorporation or organization) Identification No.)


                2 Park Plaza, Suite 470, Irvine California 92714
          (Address of Principal Executive Offices, including ZIP Code)


                     Employment Agreement with Fred G. Luke
                            (Full title of the plan)


         Fred G. Luke, 2 Park Plaza, Suite 470, Irvine California 92714
                     (Name and address of agent for service)


                                 (714) 833-5382
          (Telephone number, including area code, of agent for service)



                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                         CALCULATION  OF REGISTRATION  FEE



                                                                                 Proposed
  Title of Securities                                   Proposed                 Maximum               Amount of
   to be Registered         Amount of Shares         Maximum Offering            Aggregate            Registration
    $.01 par value          to be Registered        Price Per Share(1)       Offering Price(1)             Fee
    --------------          ----------------        ------------------       -----------------             ---

Common Stock                    868,824                    $0.14               $121,635                 $41.94

                 TOTALS         868,824                      N/A               $121,635                $100.00






Total No. of Pages: 42                            Exhibit Index on Page No.: 28
















































     (1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the filing of this Registration Statement.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                               REOFFER PROSPECTUS

              NUOASIS GAMING, INC. (formerly E.N. PHILLIPS COMPANY)
                2 Park Plaza, Suite 470, Irvine California 92714
                                 (714) 833-5382

                        (868,824 SHARES OF COMMON STOCK)

     The shares of Common Stock, $.01 par value (the "Common Stock"), of NuOasis Gaming, Inc. hereby are being offered by Fred G. Luke, the holder of 868,824 shares of Common Stock (collectively, the "Shares") which were issued to the holder pursuant to the exercise of an option granted in an Employment Agreement between the holder and NuOasis Gaming, Inc. (the "Company"). The holder of the Shares is referred to herein as the "Selling Securityholder." All proceeds received from the sale of the Shares will accrue to the benefit of the Selling Securityholder and not to the Company.

                    AN INVESTMENT IN THE SHARES IS EXTREMELY
                        SPECULATIVE. SEE "RISK FACTORS."

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. The Selling Securityholder is an "affiliate" of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company. The "affiliates" of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in the Company. However, Section 16(b) contains an exemption for the purchase and sale of securities acquired upon exercise of an option (See "General Information Restrictions on Resales").

     The Shares will be offered by the Selling Securityholder through underwriters, dealers or brokers in the over-the-counter market. The Shares may also be sold in privately negotiated transactions. Sales through dealers and brokers will be made with customary commissions being paid by the Selling Securityholder. Payments to persons assisting the Selling Securityholder with respect to privately negotiated transactions will be negotiated on a transaction-by-transaction basis. See "Plan of Distribution". The expenses related to the filing of the registration statement to which this offering relates are being paid by the Company, although any commissions and/or discounts will be paid by the Selling Securityholder. The Common Stock is listed on the OTC Bulletin Board ("OTCBB") under the symbol "NUOG". On April 30, 1996 the closing bid price of the Common Stock was $.14 as reported by the OTCBB.
                                                 ----------------
             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------
              The date of this Reoffer Prospectus is April 30, 1996

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

     This Reoffer Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Reoffer Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto. A copy of any document or part thereof incorporated by reference in this Reoffer Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: NuOasis Gaming, Inc. 2 Park Plaza, Suite 470, Irvine California 92714 Telephone (714) 833- 5382. The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. In addition, the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"); thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K. Street, N.W. Washington, D.C. 20549. No person has been authorized to give any information or to make any representation, other than those contained in this Reoffer Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Reoffer Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Reoffer Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                           REOFFER PROSPECTUS SUMMARY

     This summary is qualified in its entirety by the other information and documents incorporated by reference in the Reoffer Prospectus.

Business of the Company

Ba-Mak Gaming International, Inc.

     At September 30, 1994, Ba-Mak Gaming International Inc. ("Ba-Mak"), a wholly-owned subsidiary of the Company, had agreements with five charitable gaming establishments in New Orleans at which 140 video bingo machines were operating. Ba-Mak recognized as gaming revenues the gross funds deposited in video bingo machines. Ba-Mak realized gross profits, or "net win" as represented by the difference between gross funds deposited into the machines and payments to customers. Ba-Mak realized net operating profits by way of the percentage of the net win after payments to the charitable organizations, the location owners and the State of Louisiana for gaming taxes. On October 28, 1994, Ba-Mak filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the Eastern District of Louisiana. As of the date of this Reoffer Prospectus, Ba-Mak's operations had ceased following the bankruptcy court's conversion in April, 1995 of its Chapter 11 proceeding into a proceeding under Chapter 7 of the Bankruptcy Code. The Chapter 7 Trustee took possession of Ba-Mak's assets and liquidated such assets for the benefit of Ba-Mak's bankruptcy estate. As such, all gaming operations at Ba-Mak ceased and accordingly, Ba-Mak has been accounted for as a disposition of an investment. Total gaming revenues from Ba-Mak are not expected to recur in future years due to the Chapter 7 bankruptcy. As of the date of this Reoffer Prospectus, the Company is not actively engaged in any domestic gaming operations or any revenue generating operations.

Casino Management of America, Inc.

         Option to acquire indirect interest in Eagle Gaming, L.P.

          The Horseshoe Casino, located in Black Hawk, Colorado, was partially finished in March, 1993 when the prior management of the Company's controlling shareholder, Nona Morelli's II, Inc. ("Nona"), made its decision to raise funds to loan to the owners of the partially built casino property for completion of construction. Construction of the property was completed in December, 1993 and the owners of the property and other parties formed a limited partnership, Eagle Gaming, L.P. ("Eagle") into which the Horseshoe Casino and a second casino, the Glory Hole Casino in Cripple Creek, Colorado ("Glory Hole Casino") were contributed. The investment was made through MDM Gaming Partners, L.P., a Colorado limited partnership ("MDM Gaming"). CMA became the general partner of MDM in September, 1993. In December, 1993, MDM Gaming and CMA received an option to acquire a 6.4% interest in Eagle which owns and operates a 98% interest in the Horseshoe Casino and

                                                      [NUOGAM\FS8:APRIL96.FS8]-3
          the Glory Hole Casino. Eagle owns 98% of Central City Gaming Investors, L.L.C. which in turn owns the Glory Hole Casino and the Horseshoe Casino. As of March 31, 1994, the Glory Hole Casino had 15.63% of the slot machines in Central City and 20.91 % of the Central City slot net win. The Horseshoe Casino in turn owns the 46,000 square feet of Harrah's Black Hawk Casino in Black Hawk, Colorado. The option exercise price was $1,050,000, subject to certain adjustments. The option was received in connection with the repayment of MDM Gaming's loan to the prior owner of the Horseshoe Casino. MDM Gaming dissolved in fiscal year 1994 and distributed its option to CMA. The Option was written off as an asset as of September 30, 1994, due to uncertainties in obtaining the necessary state regulatory approval to permit exercise of the Option. On December 19, 1994, the Option expired unexercised. $215,000 Receivable - Bobby Womack's Saloon and Gaming Parlor At September 30, 1994, CMA had litigation pending against the entity owning and principals controlling the Bobby Womack's Saloon and Gaming Parlor in Cripple Creek, Colorado ("Bobby Womack's") to recover $215,000 previously advanced by Nona to Bobby Womack's in contemplation of the acquisition of Bobby Womack's. At September 30, 1994, the $215,000 was classified as a receivable subject to a reserve for collection of approximately $35,000. In October, 1994, $187,000 was paid by Defendants to settle CMA's suit. $400,000 Receivable Star Casino CMA is seeking to recover a $400,000 stock subscription receivable assigned to it by Nona. The funds due CMA were diverted by Nona's former President to agents of Bachik Enterprises, Inc. ("Bachik") for the purpose of applying the funds to the acquisition of an interest in a non-operating 11,000 square foot casino in Cripple Creek, Colorado known as the Star of Cripple Creek ("Star Casino"). Litigation on behalf of CMA has been instituted to recover the $400,000 plus interest and costs from the responsible parties. CMA has requested a Colorado court to impose a constructive trust against the casino property and the operating profits if the receivable is not paid in full. CMA intends to request a Colorado court to appoint a receiver for the Casino until the $400,000 plus accrued interest is returned to CMA. As of September 30, 1994, the $400,000 was classified as a receivable, net of a reserve for collection of $400,000.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

          Mississippi Rose, Inc.

          In April, 1993, former management of Nona advanced funds due Nona to Mississippi Rose, Inc., a Colorado corporation ("Mississippi Rose") a corporation formed by the principals of Chrysore, Inc., the operators of Bobby Womack's, and others, to develop the Whiskey Island Casino, a proposed dockside riverboat casino to be located alongside the Mississippi River in Tunica County, Mississippi. At the time of the advances the Whiskey Island Casino development costs were projected to exceed $25,000,000 and the financing required to develop the Whiskey Island Casino was contingent upon the approval of Mississippi Rose's application for a gaming license in Mississippi. In fiscal year 1994, Nona assigned its investment in Mississippi Rose to CMA. Nona's expenses for research and development costs, architectural fees and funds contributed to Mississippi Rose for working capital constitute CMA's investment in Mississippi Rose. Neither Nona nor CMA controls Mississippi Rose. The investment in Mississippi Rose was fully reserved as of September 30, 1994 given the assertion of the principals of Mississippi Rose that the funds advanced had been forfeited and the need for litigation to pursue the investment and the uncertain recoverability of the investment. Native American Indian Reservations. In fiscal year 1994, CMA entered into letters of intent related to the construction, lease and management of gaming facilities on Native American Indian reservations located in California, Arizona, and Montana. As envisioned by each such letter of intent, CMA anticipated providing the funds to build, furnish and equip each proposed casino and to provide casino management in exchange for recoupment of investment and continuing management fees from the net operating profits of each facility. Two letters of intent were executed; however, both have since expired, as of the date of this Reoffer Prospectus. There are no other letters of intent executed. Due to the regulation issues related to North American Indian gaming, CMA does not intend to pursue any domestic gaming activities in the future.

NuOasis Las Vegas, Inc. and NuOasis Laughlin, Inc.

     Neither  NuOasis  Las  Vegas,  Inc.  nor  NuOasis   Laughlin,   Inc.,  both
wholly-owned subsidiaries of CMA, had any operations as of the date of this Reoffer Prospectus. NuOasis Las Vegas, Inc. was formed for the purpose of acquiring gaming assets in the metropolitan Las Vegas, Nevada area. NuOasis
Laughlin, Inc. was formed for the purpose of acquiring gaming assets in the Laughlin, Nevada area. Negotiations by each of these subsidiaries to acquire certain gaming assets have reached an impasse. Each of the subsidiaries intend to pursue other gaming assets in their respective geographical segments.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

Patents, Trademarks and Licenses

     The Company's prior domestic gaming activities did not rely on any patents and trademarks, but were subject to gaming licenses, food and beverages licenses and other permits which were regulated, issued and controlled by the respective state regulatory agencies. The Company continues to analyze prospective casino properties and projects with the goal of achieving the highest and best use of its working capital.

Customer Dependence

     The Company is not now dependent on any major customers. Prior to conversion to Chapter 7 liquidation, Ba-Mak was dependent on machine play by the general public in Louisiana.

Competition

     The Company competes with other gaming companies for opportunities to acquire legal gaming sites in emerging gaming jurisdictions. NuOasis expects many competitors to enter new jurisdictions that authorize gaming, some of who may have more personnel and greater financial and other resources than the Company.

Government Regulation

     Distribution and route operations of gaming machines in both the non-profit and commercial gaming sectors are subject to extensive and complex governmental regulation and control under federal, state and local law. With respect to the Company's domestic gaming activities, casino gaming in the United States is highly regulated. Owners and operators of casinos must be licensed by the various state gaming commissions and must provide detailed financial and other reports. Additionally, some of the states who have just recently legalized gaming, have experienced unexpected internal changes and modification of the rules and regulations, all of which has served to delay and impede gaming applications filed by prospective gaming operators. Changes in laws and regulations may limit or otherwise materially affect types of gaming that may be conducted in these new jurisdictions. Any such changes might have an adverse affect on the activities and proposed activities of the Company. To the extent that the Company utilizes certain of its assets to make investments in other gaming companies, one or all companies may be required to submit applications, since any holder of more than ten percent (10%) of the common stock of a gaming entity must be found suitable.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

Research and Development Costs

     No amounts have been spent during each of the last two fiscal years on research and development.

Employees

     During fiscal 1995, Ba-Mak employed 4 full time employees and 10 part time employees. All employees were located in Louisiana. Neither CMA, NuOasis Laughlin nor NuOasis Las Vegas have any employees. The officers and directors of NuOasis render services as independent contractors pursuant to either Employment or Consulting Agreements with the Company.

Securities Being Offered

     The Selling Securityholder is offering to the public 868,824 shares of the Company's Common Stock issued to him in February, 1996 in connection with the exercise of an option granted in an Employment Agreement entered into between the Selling Securityholder and the Company.

Plan of Distribution

     Pursuant to this Reoffer Prospectus, the Selling Securityholder may from time to time offer all or any portion of the Shares in the over-the-counter market through underwriters, dealers or brokers or in independently negotiated transactions. At the date of this Reoffer Prospectus, taking into account the issuance of the Shares to the Selling Securityholder, the Company had approximately 30,000,000 shares of Common Stock outstanding. The Shares offered hereby represent approximately 2.9% of the Company's outstanding shares of Common Stock. The Company will not receive any proceeds from this offering. See "Plan of Distribution."


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                  RISK FACTORS

     The securities offered hereby are highly speculative and should be purchased only by persons who can afford the loss of their entire investment. Prospective investors should consider carefully, among other factors, the following risks associated with an investment in the Shares:

Going Concern

     The Company has experienced recurring net losses, has limited liquid resources, negative working capital and its primary operating subsidiary was liquidated during fiscal 1995. Management's intent is to keep searching for additional sources of capital and new operating opportunities. In the interim, the Company will keep operating with minimal overhead and key administrative functions will be provided by Nona. Such conditions raise substantial doubt about the Company's ability to continue as a going concern. As such, the Company's independent accountants have modified their report to include an explanatory paragraph with respect to the uncertainty. The audited financial statements for fiscal years 1995 and 1994 have been presented under the assumption the Company would continue as a going concern.

Lack of Gaming Industry Operations; Operational Losses

     The Company has recognized substantial net losses since its inception through the date of this Reoffer Prospectus and anticipates losses for the next fiscal year. Net losses for the quarter ended December 31, 1995, and the year ended September 30, 1995, were $373,539 and $1,096,705, respectively, and the Stockholders' deficiency as of December 31, 1995 and September 30, 1995 was $476,362 and $302,823, respectively. Given the Chapter 11 bankruptcy of the Company's gaming subsidiary Ba-Mak and subsequent conversion to Chapter 7 and resulting discontinuance of Ba-Mak, the Company is not actively engaged in any domestic gaming operations nor does the Company have any revenue producing operations. As such prior gaming revenues are not expected to recur in future years. The Company's historical financial information is not indicative of the Company's future financial condition. No assurance can be given that future gaming or other operations will result in significant revenues or profits in the future.

Negative Cash Flow

     The Company currently has insufficient revenues to meet its current operating costs and is operating at a cash flow deficit of approximately $30,000 per month. Company management estimates that, at the present rate of cash expenditures, assuming no revenue growth, no purchases of capital assets, and no exercise of options and/or Warrants, the present cash resources of the Company may be fully utilized. If revenues are not increased or a new source of cash is not found by that date, the Company will experience severe financial difficulties.

Shares Available for Resale Under Rule 144

     With  the  exception  of the  restricted  shares  offered  by  the  Selling
Securityholder in this Reoffer Prospectus, as of the date of this filing, approximately 43% of the Company's presently outstanding shares were "restricted securities, " and in the future may be sold only upon compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of one


                                                      [NUOGAM\FS8:APRIL96.FS8]-3
percent of the Company's outstanding Common Stock or the average weekly trading volume during four calendar weeks prior to such sale. Persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity and certain limitations on sales rules. A sale of shares by current stockholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of the Common Stock in any market that might develop. To the extent that these shares enter the market, the value of the Common Stock in the over-the-counter market may be reduced.

Disposal of Ba-Mak Gaming International, Inc.

     The former operations of the Company's gaming subsidiary have ceased following the conversion of Chapter 11 proceedings to Chapter 7 under the Bankruptcy Code.

     On April 5, 1995, the United States Trustee filed a motion with the Bankruptcy Court to convert the Chapter 11 proceeding to Chapter 7. On April 21, 1995, the Bankruptcy Court granted the motion due in part to the withdrawal of Ba-Mak's bankruptcy counsel and the resignation of the employee of Ba-Mak who had been designated as the person licensed on behalf of Ba-Mak in accordance with the rules and regulations of the Division of Charitable Gaming Control of the State of Louisiana.

     As of the date of this Reoffer Prospectus, Ba-Mak's operations had ceased following the bankruptcy court's conversion in April 1995, of its Chapter 11 proceeding into a proceeding under Chapter 7 of the Bankruptcy Code. Since April 1995, the Chapter 7 Trustee has liquidated Ba-Mak's assets for the benefit of Ba-Mak's bankruptcy estate. All but 35 of the video bingo machines were returned to the machine vendor in satisfaction of its secured claim. The remaining 35 machines and Ba-Mak's office equipment were sold by the Trustee. The Company has filed a Proof of Claim with the Bankruptcy Court for the intercompany advances made to Ba-Mak. As of the date of this Reoffer Prospectus, the Trustee's administration of the bankruptcy estate is ongoing. Due to the amount of priority creditor claims filed in Ba-Mak's estate and the amount received by the Trustee, the Company does not anticipate receiving any sums on its Claim. As such, all gaming operations at Ba-Mak ceased and accordingly, Ba-Mak has been accounted for as a disposition of an investment. Total gaming revenues from Ba-Mak are not expected to recur in future years due to the Chapter 7 bankruptcy. The Company is not actively engaged in any domestic gaming operations.

No Control Over Future Company Operations

     As the management of the Company is vested in its Board of Directors, the investors will have no control over the types of businesses the Company may pursue, acquire or operate. As of the date of this Reoffer Prospectus, any such future business acquisitions or operations are unknown.

Limited Public Market, Possible Volatility of Stock Price

     There is currently a limited public market for the Company's Common Stock, which is quoted on the OTC Bulletin Board. The Company has a limited "float" for its shares and companies in a similar stage of development as the Company have experienced significant volatility in the market price of their shares. Price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

No Assurance of Dividends

     There is no assurance that any dividends will be paid on the Company's Common Stock. Dividend payments on Common Stock will be at the discretion of the Company's Board of Directors and will depend on the Company's future earnings, operating and financial condition and capital requirements, as well as general business conditions. Applicable corporate laws of the States of California and of Delaware allow the declaration and payment of dividends only to the extent that the Company has sufficient retained earnings or meets other tests. The Company has not paid any dividends on its Common Stock and currently intends to retain any future earnings for use in its business. Dividends may be declared and paid upon Common Stock in any fiscal year of the Company only if all accrued dividends upon all shares of 14% Preferred Stock have been paid. Therefore, no dividends will be declared on its Common Stock in the foreseeable future. Accrued dividends on the 14% Preferred Stock as of December 31, 1995 are $122,525.

Conflicts of Interest

     The Directors and officers of the Company are directors and officers of other affiliated and unaffiliated companies as follows:

     Fred G. Luke. Mr. Fred Luke has been a Director, Chairman and President of the Company since March 30, 1994. In addition to his position with the Company, Mr. Luke currently serves as Chairman and Chief Executive Officer of the Company's Parent Company, Nona, as well as Chairman and President of NuVen Advisors, Inc., ("NuVen Advisors") formerly New World Capital, Inc. ("New World"), President and Director of The Toen Group, Inc. ("Toen"), President of Hart Industries, Inc. ("Hart"), Chairman and President of Diversified Land & Exploration Co. ("DL&E"). DL&E is a former publicly traded independent natural resource development company engaged in domestic oil and gas exploration, development and production. Prior to 1995, DL&E was a 90% owned subsidiary of Basic Natural Resources, Inc. ("BNR"). Both Hart and Toen are public companies which were formerly traded on Nasdaq or the OTC Bulletin Board. Neither Hart nor Toen have ongoing operations. Nona is a publicly traded (OTC: Bulletin Board) diversified holding company with overseas gaming and domestic pasta production subsidiaries, in addition to NuOasis Gaming. NuVen Advisors provides managerial, acquisition and administrative services to public and private companies including Nona, NuOasis Gaming, Hart and Toen. NuVen Advisors, which is controlled by Fred G. Luke, as Trustee of the Luke Family Trust, is an affiliate of both Nona and NuOasis Gaming. NuVen Advisors is a stockholder of Hart, DL&E and Nona, and provides management, general and administrative services, and merger and acquisition services to Hart, DL&E and Nona pursuant to independent Advisory and Management Agreements. Mr. Luke also served from 1973 through 1985 as President of American Energy Corporation, a privately held oil and gas company involved in the operation of domestic oil and gas properties. From 1970 through 1985 Mr. Luke served as an officer and Director of Eurasia, Inc., a private equipment leasing company specializing in oil and gas industry equipment. Mr. Luke received a Bachelor of Arts Degree in Mathematics from California State University, San Jose in 1969.

     John D. Desbrow. Mr. John D. Desbrow has been Secretary of the Company since March 30, 1994. Mr. Desbrow is also a Director and Secretary of the Company's Parent company, Nona. Mr. Desbrow has also been serving as a Director and Secretary of Hart since July 31, 1993. Mr. Desbrow has been a director of Toen since September 28, 1994.


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

     Steven H. Dong. Mr. Dong is Chief Financial Officer of the Company. Mr. Dong replaced Kenneth R. O'Neal who resigned as the Companys' Chief Financial Officer and as a Director effective July 16, 1995. In addition to his position with the Company, Mr. Dong currently serves as Chief Financial Officer of Nona, Hart, Toen and NuVen Advisors.

     Because of their other relationships, the officers and directors of the Company may have conflicts of interest with the Company which may have an adverse effect upon the operations of the Company. Each of the officers of the Company are officers of Nona and in the event of a dispute between the Company and Nona, the officers may not be able to exercise independent judgment.

Control of the Company by Nona Morelli's II, Inc.

     As of the date of this Reoffer Prospectus, Nona Morelli's II, Inc. holds 40.2% of the Company's voting securities. Inasmuch as there are no cumulative voting rights and directors are elected by majority vote, depending on the results of shareholder votes Nona Morelli's II, Inc. may be able to elect all of the directors and therefore control the affairs of the Company.

Need for Additional Authorized Shares

     The Company has no unissued authorized common shares available for the exercise of Warrants or options or the conversion of Preferred Shares. Until shareholder approval for the Amendment of the Certificate of Incorporation is obtained, any outstanding options and warrants may not be exercised and no proceeds obtained by the Company. A proposal to authorize an additional 70,000,000 shares is being submitted to the shareholders for approval. If the proposal is not passed, the Company will be unable to raise equity capital.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of any Shares by the Selling Securityholder.

                              PLAN OF DISTRIBUTION

Sale of Shares by Selling Securityholder

     The Company has been advised by the Selling Securityholder that he may offer the Shares for sale at any time or from time to time. Such sales may be made in the over-the-counter market, or in privately negotiated transactions. Sales of Shares in the over-the-counter market may be by means of one or more of the following: (a) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Reoffer Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate.

     The Selling Securityholder has advised the Company that he has made no agreement or arrangements with any underwriters, brokers or dealers regarding the resale of the Shares prior to the date of this Reoffer Prospectus. Shares may be sold from time to time to purchasers directly by the Selling Securityholder.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

Alternatively, subject to the overriding requirements of Rule 144, if applicable, the Selling Securityholder may from time to time offer the Shares through underwriters, dealers or agents, who may receive compensation in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Securityholder and/or the purchasers of the Shares for whom such underwriters, dealers or agents may act. The Selling Securityholder and any dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" as defined in the 1933 Act and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the 1933 Act.

     Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

     The Company will pay all of the expenses  incident to the offering and sale
of  the  Shares  to  the  public  other  than   commissions   and  discounts  of
underwriters, dealers or agents, if any.

     If the Company is notified by the Selling Securityholder that any material arrangement has been entered into with an underwriter for the sale of Shares a supplemental Reoffer Prospectus will be filed, if required, disclosing such of the following information as the Company believes appropriate; (i) the name of the participating underwriter; (ii) the number of Shares involved; (iii) the price at which such Shares are sold; (iv) the commissions paid or discounts or concessions allowed to such underwriter; and (v) other facts material to the transaction.

     In connection with this offering the Company and the Selling Securityholder have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                             SELLING SECURITYHOLDER

     The  table   below  sets  forth  the  name  and   address  of  the  Selling
Securityholder and the number of Shares held by him:




                                                                                                  Percent Ownership(1)
- ----------------------------------------  ---------------------- ----------------------  ---------------------------------------
                                                 Number of
                                               Shares Owned             Number of            Before            Assuming all
            Name and Address                    by Selling           Shares Offered           This            Shares Offered
           of Beneficial Owner                Securityholder             Hereby             Offering             Are Sold
- ----------------------------------------  ---------------------- ----------------------  ---------------  ----------------------

Fred G. Luke                                      868,824                868,824               2.9%                -0-
2 Park Plaza, Suite 470
Irvine, CA  92714
- ----------------------------------------  ---------------------- ----------------------  ---------------  ----------------------


     (1) Based on approximately 30,000,000 shares of Common Stock outstanding on the date of this Reoffer Prospectus.


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

     The Selling Securityholder has had the following relationships with the Company during the past three years as described below:

     The Selling Securityholder has been a director and executive officer of the Company since April 1, 1994. In addition to his position with the Company, the Selling Securityholder currently serves as Chairman and Chief Executive Officer of the Company's Parent Company, Nona, as well as Chairman and President of NuVen Advisors, Inc., ("NuVen Advisors") formerly New World Capital, Inc. ("New World"). NuVen Advisors, which is controlled by Fred G. Luke, as Trustee of the Luke Family Trust, is an affiliate of both Nona and NuOasis Gaming. The Luke Family Trust and Lawver Corp. owns 93% and 7%, respectively, of NuVen Advisors. Fred G. Luke, as trustee of the Luke Trust, controls the Luke Trust and Mr. Lawver is the majority shareholder of Lawver Corp. and thereby controls Lawver Corp.

     In August 1995, the Company entered into an Employment  Agreement with Fred
G. Luke, the Company's Chairman and President. Mr. Luke has been serving as the Company's Chairman and President since approximately March 31, 1994. From March 31, 1994 through September 30, 1994, and from October 31, 1994 through September 30, 1995, Mr. Luke received no cash payments for his services. The terms of the Employment Agreement call for Mr. Luke to receive approximately $4,500 per month, retroactive to April 1, 1994, for five (5) years as a base salary; granted him an option to purchase 3,000,000 shares of the Company's common stock at an exercise price of $.12 per share; provides him with an annual bonus based upon a number of factors related to the Company's growth and performance which include (a) serving on the Company's Board of Directors and as its President;
(b) providing advice concerning mergers and acquisitions; (c) corporate finance;
(d) day to day  management;  (e)  guidance  with  respect  to  general  business decisions; (f) other duties commonly performed by the President of a publicly-held company; and requires the Company to purchase life insurance coverage, reimbursement for vehicle expenses, and provide other fringe benefits. No bonuses have been accrued, paid or are owed as of the date of this Report. The Company expensed $86,000, and $0 during fiscal 1995 and 1994, respectively, and had $86,000 and $0 due to Mr. Luke as of September 30, 1995 and 1994, respectively.

     Effective April 1, 1994, the Company entered into an Advisory and Management Agreement with NuVen Advisors for the engagement of NuVen Advisors to perform administrative, human resource and merger/acquisition services consisting of (a) management of the use, purchase and disposition of the Company's assets including, by way of illustration, the evaluation of economic, statistical, financial and other data, and formulation and/or implementation of the Company's business plan; and (b) management of the Company's operations including, by way of illustration, the furnishing of routine supervisory, and administrative services and the supervision of administrative personnel including, by way of illustration, consultant recruiting and screening; and (c) preparation of the usual and customary reports required of a publicly-held company subject to the reporting requirements of the Securities Exchange Act of 1934; and (d) furnishing of office space, facilities and equipment for the Company's non-exclusive use. The Company has significantly reduced or eliminated completely its human resource and payroll obligations and requirements, but the Company continues to require the administrative, audit and consultant screenings, and merger/acquisition services. The Company anticipates continued reliance on the services provided under the Advisory and Management Agreements until such time it has, or its subsidiaries, have the need and sufficient cash flow to justify to perform such services in-house. Pursuant to such Agreement, the Company agreed to pay NuVen Advisors $180,000 annually, payable monthly in $15,000 increments in arrears, and granted NuVen Advisors an option to purchase 2,000,000 shares of the Company's common stock exercisable at a price of $.10 per share. The Company expensed $180,000, and $0, during fiscal 1995 and 1994,


                                                      [NUOGAM\FS8:APRIL96.FS8]-3
respectively, and had $15,500 and $0 due to NuVen Advisors as of September 30, 1995 and 1994, respectively.

     Effective April 1, 1994, CMA entered into an Advisory and Management Agreement with NuVen Advisors for the engagement of NuVen Advisors to perform administrative, human resource and merger/acquisition services consisting of (a) management of the use, purchase and disposition of CMA's assets including, by way of illustration, the evaluation of economic, statistical, financial and other data, and formulation and/or implementation of CMA's business plan; and
(b)  management  of CMA's  operations  including,  by way of  illustration,  the furnishing of routine supervisory and administrative services and the supervision of administrative personnel including, by way of illustration, consultant recruiting and screening; and (c) preparation of the usual and customary reports required of a publicly-held company subject to the reporting requirements of the Securities Exchange Act of 1934; and (d) furnishing of office space, facilities and equipment for CMA's non-exclusive use. CMA has significantly reduced or eliminated completely its human resource and payroll obligations and requirements, but CMA continues to require the administrative, audit and consultant screenings, and merger/acquisition services. CMA anticipates continued reliance on the services provided under the Advisory and Management Agreements until such time it has, or its subsidiaries, have the need and sufficient cash flow to justify to perform such services in-house. Pursuant to such Agreement CMA agreed to pay NuVen Advisors $120,000 annually, payable monthly in $10,000 increments in arrears, and granted NuVen Advisors an option to purchase up to five percent (5%) of CMA's common stock outstanding at the time of exercise, exercisable at a price per share equal to one hundred ten percent (110%) of the book value of such shares. CMA expensed $120,000 and $0, during fiscal 1995 and 1994, respectively, and had $120,000 and $0 due to NuVen Advisors as of September 30, 1995 and 1994, respectively. The option given to NuVen Advisors by CMA, if exercised, will (a) result in an infusion of working capital into CMA; and, (b) reduce the Company's ownership of CMA by five percent (5%), which management believes will not have any material adverse effect on the Company's financial condition or investment in CMA.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock of $.01 par value, and 1,000,000 shares of Preferred Stock of $.01 par value ("Preferred Stock"). As of the date of this Reoffer Prospectus, there were 170,000 shares of 14% Cumulative Convertible $.01 par value Preferred Stock issued and outstanding, 250,000 shares of Series B Preferred Stock of $2.00 par value issued and outstanding, 30,000,000 shares of Common Stock issued and outstanding, 19,445,193 shares of Common Stock reserved for issuance pursuant to the exercise of all outstanding Warrants, and 170,000 shares reserved for issuance upon the conversion of the 14% Preferred Stock and 19,500,000 shares reserved for issuance upon the conversion of the Series B Preferred Stock. The shares of Common Stock reserved for issuance, when added to the number of outstanding shares, exceeds the number of authorized shares. The Company intends, upon receipt of shareholder approval, to amend its Certificate of Incorporation to increase the number of authorized shares to 100,000,000 to allow for exercise of all outstanding warrants and options and the conversion of the outstanding Preferred Stock. If shareholder approval is not given, the Warrants and Options will not be exercisable and the Preferred Stock will not be convertible.

14% Cumulative Convertible Preferred Stock

     The 14% Cumulative Convertible $.01 par value Preferred Stock ("14% Preferred Stock") issued by the Company shall pay an annual dividend of $.14 or fourteen percent (14%) paid quarterly in arrears on March 31, June 30, September


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

30 and December 31, to the extent permitted by the General Corporation Law of the State of Delaware and, if applicable, also of the State of California.

     The Company, though incorporated in Delaware, is registered as a foreign corporation operating in California, and if more than one-half of its outstanding voting securities are held of record by persons having addresses in California and the Company meets other relevant California taxation tests, the Company may be subject to California law with respect to dividends as well as many other corporate matters. Section 500 of the California General Corporation Law prohibits any dividends to be distributed to shareholders unless: (a) the amount of the retained earnings of the Company immediately prior thereto equals or exceeds the amount of the proposed dividend distribution; or (b) immediately after giving effect thereto:

     (1) The sum of the assets of the Company (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits); and

     (2) The current assets of the Company would be at least equal to its current liabilities.

     Dividends are cumulative; i.e., unpaid dividends, whether or not earned, accrue beyond the designated payment date. Dividends may be declared and paid upon Common Stock in any fiscal year of the Company only if all accrued dividends upon all shares of 14% Preferred Stock have been paid. The 14%
Preferred Stock shall have a liquidation preference of the original purchase price ($1.00 per share) plus unpaid dividends on each share of Preferred Stock. The balance of proceeds of a liquidation, if any, are to be paid to the Common Stock holders of the Company. A merger or reorganization or other transaction in which control is transferred will be treated similar to a liquidation.

     The 14% Preferred Stock is redeemable by the Company after twelve months from issuance, September 5, 1989, and thereafter upon thirty days notice by the Company's Board of Directors at a redemption price of $1.00 per share plus an amount equal to all unpaid dividends thereon to the redemption date.

     Subject to anti-dilution adjustments, each share of 14% Preferred Stock is convertible at any time into one share of the Company's Common Stock. Each share of the 14% Preferred Stock votes on a 1:1 converted-to-Common Stock basis, and the holders of 14% Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Company's stockholders. The conversion ration of the 14% Preferred Stock to Common Stock will be proportionally adjusted in the event of dilution. Proportional adjustments for stock splits and stock dividends will be made.

Series B Preferred Stock

     Pursuant to the Stock Purchase Agreement with Nona and CMA, the Company issued 250,000 shares of Series B Preferred Stock to Nona. The Series B Preferred Stock has no redemption rights and is not entitled to any dividends. It has a liquidation value of $2 per share in preference to any payment on common stock, subject only to rights of the holders of the 14% Preferred Stock. Each share is entitled to seventy-eight (78) votes and has been convertible into seventy-eight (78) fully paid and nonassessable shares of common stock since March 31, 1994.


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

Common Stock

     The Company is authorized to issue 30,000,000 shares of Common Stock of $.01 par value. Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. All shares of Common Stock when issued, including shares issuable upon exercise of Warrants and upon conversion of the 14% Preferred Stock and Series B Preferred Stock, will be validly issued, fully paid, and non-assessable. There are no preemptive rights with respect to additional issuances of Common Stock. The Certificate of Incorporation of the Company does not provide for cumulative voting at the election of directors.

     In the event of liquidation, dissolution, or winding-up of the Company, holders of the Common Stock will be entitled to receive on a pro-rata basis all assets of the Company remaining after satisfaction of all liabilities, including the liquidation preference of the holders of the Company's 14% Preferred Stock or any other series of preferred stock subsequently issued having a liquidation preference.

Redeemable Warrants

     In 1993 the Company offered and sold in three separate Private Placements a total of 77 units (the "Units"), each Unit consisting of 40,000 shares of its Common Stock, 40,000 New Class A Redeemable Common Stock Purchase Warrants (the "New Class A Warrants) totaling 3,080,000, and 40,000 New Class B Redeemable Common Stock Purchase Warrants (the "New Class B Warrants") totaling 3,080,000, sometimes collectively referred to herein with the New Class A Warrants and New Class B Warrants as the "Warrants". Each Warrant was immediately detachable and separately transferable from the Units. Each New Class A Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $.50 per share. Each New Class B Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $.75 per share. In September 1993 the Company offered and sold New Class C Redeemable Common Stock Warrants for each New Class A Warrant exercised before September 30, 1993. In connection with that offer, 1,510,000 New Class A Warrants were exercised resulting in the issuance of 1,510,000 shares of restricted common stock and 1,510,000 New Class C Warrants at a price of $1.00 per share. Each New Class C Warrant entitles the holder to purchase one share of Common Stock at a price of $1.00 per share. Provided the bid price of the Company's Common Stock meets certain minimum price thresholds, the New Class A, New Class B and New Class C Warrants are redeemable by the Company at any time prior to their conversion upon 30 days notice of redemption in writing to the holders of record thereof at a price of $.001 per Warrant.

New Class D Warrants

     At the Closing of the Stock Purchase and Business Combination Agreement with Nona on March 31, 1994, the Company issued 6,000,000 New Class D Warrants. Each New Class D Warrant is exercisable at $1.00 per warrant and will entitle the holder to receive upon exercise two (2) shares of Common Stock, or a total of 12,000,000 shares if all of the New Class D Warrants are exercised. To date none of the New Class D Warrants have been exercised. The New Class D Warrants expire on March 30, 2004.

Nona Option

     At the Closing of the Stock Purchase and Business Combination Agreement with Nona, the Company granted an Option for the purchase of up to 6,160,000 shares of Common Stock. This Option is nontransferable and exercisable at $.01


                                                      [NUOGAM\FS8:APRIL96.FS8]-3
per share. The total number of shares that can be purchased upon exercise of the Option is equal to the number of shares of Common Stock subject to New Class A, New Class B and New Class C Warrants outstanding at March 30, 1994 that the Warrantholders fail to purchase prior to expiration of those Warrants. Those Warrants all expire one year after the effective date of this Reoffer Prospectus. Nona does not hold any of the New Class A, B or C Warrants, nor is it currently entitled to exercise its option. Option certificates shall be issued to Nona 10 days after the first anniversary date of the effective date of this Reoffer Prospectus. The right to exercise the Option continues for a period of 180 days commencing one year after the effective date of this Reoffer Prospectus.

         DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report on Form 10-KSB/A for the year ended September 30, 1995, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and the Company's Form 8-A filing, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Reoffer Prospectus, will be sent or given to participants by the Company as specified by Rule 428(b)(1) of the Securities Act.

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Reoffer Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: NuOasis Gaming, Inc., 2 Park Plaza, Suite 470, Irvine California 92714 Telephone (714) 553- 3232.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE, IN THE EVENT THAT A CLAIM FOR
     INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                 TRANSFER AGENT

     The Company has retained American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, as Transfer Agent for the Common Stock, Warrants and 14% Preferred Stock.

                                MATERIAL CHANGES

     Any and all changes in the Company's affairs which have occurred since the end of the fiscal year for which audited financial statements were included in the Company's Form 10-KSB/A incorporated herein by reference are described in a subsequent report on Form 10-QSB which are also incorporated herein by reference.

                                  LEGAL MATTERS

     Pursuant to Instructions in Item 8, Part II of Form S-8 no opinion of counsel is required for this Reoffer Prospectus.

                                     EXPERTS

     The audited financial statements incorporated by reference in this Reoffer Prospectus from the Company's most recent Annual Report on Form 10-KSB/A filed under the Securities Exchange Act of 1934 have been audited by Raimondo, Pettit & Glassman, independent auditors, as set forth in their report thereon, which included an explanatory paragraph with respect to the substantial doubt existing about the ability of the Company to continue as a going concern due to its recurring net losses, negative cash flows from operating activities since its inception, limited liquid resources, negative working capital and its primary operating subsidiary filing for protection under Chapter 7 of the Bankruptcy Code, incorporated by reference from such Annual Report on Form 10-KSB/A and are so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                         868,824 SHARES OF COMMON STOCK

                              NUOASIS GAMING, INC.

                   (formerly known as E.N. Phillips Company)
                            (A Delaware Corporation)

                               REOFFER PROSPECTUS

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in the Reoffer Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer or solicitation to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither delivery of this Reoffer Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to its date.


                                TABLE OF CONTENTS

                                                                            Page

Reoffer Prospectus Summary ................................................. 3
Risk Factors ............................................................... 8
Use of Proceeds ............................................................ 11
Plan of Distribution ....................................................... 11
Selling Securityholder ..................................................... 12
Description of Capital Stock ............................................... 14
Documents Incorporated by Reference and Additional Information ............. 17
Indemnification of Officers and Directors .................................. 17
Transfer Agent ............................................................. 18
Material Changes ........................................................... 18
Legal Matters .............................................................. 18
Experts .................................................................... 18
================================================================================


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

     Company hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a) Company's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

     (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

ITEM 4.           DESCRIPTION OF SECURITIES

     No description of the class of securities (i.e. the $.01 par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees, or agents of the Company against expenses, including attorney's fees, actually and reasonably incurred by such persons in connection with the defense of any action, suit or proceeding in which such person is a party by reason of his being or having been a director, officer, employee, or agent of the Company, or of any corporation, partnership, joint venture, trust or other enterprise in which he served as such at the request of the Company, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided further (if corporation) that he shall not have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation (unless the court determines that indemnity would nevertheless be proper under the circumstances). These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933. In addition, Section 102(b)(7) of the Delaware General Corporation Law and the Company's Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any


                                                      [NUOGAM\FS8:APRIL96.FS8]-3
breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company' Certificate of Incorporation and By-Laws contain provisions that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director involving any act or omission of such director other than (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

     The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)
- -(iv) of the proceeding sentence.

     These provisions will not affect the validity of injunctive relief against directors of the Company (although such relief may not always be available as a practical matter) nor will it limit directors liability for violations of federal securities laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

     Exemption is claimed under Section 4(2) for the issuance on February 6, 1996 of 868,824 restricted shares to Fred G. Luke as not involving any public offering.

ITEM 8.           EXHIBITS

     (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

          Exhibit No.           Title
          ---------------------------------------------------------------------
              1.                Not required.

              2.                Not required.

              3.                Not required.

              4.                Not applicable.

              5.                Not required

              6.                Not required.

              7.                Not required.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

         Exhibit No.           Title
         ----------------------------------------------------------------------
              8.                Not required.

              9.                Not required.

              10.               Employment Agreement with Fred G. Luke

              11.               Not required.

              12.               Not required.

              13.               Not required.

              14.               Not required.

              15.               Not required.

              16.               Not required.

              17.               Not required.

              18.               Not required.

              19.               Not required.

              20.               Not required.

              21.               Not required.

              22.               Not required.

              23.               Not required.

              24.1              Not required

              24.2              Consent of Raimondo, Pettit & Glassman

              25.               Not applicable.

              26.               Not applicable.

              27.               Not applicable.

              28.               Not applicable.

              29.               Not applicable.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

ITEM 9.           UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing provisions, or otherwise, Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Company of expenses incurred or paid by a director, officer or controlling person of Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any Reoffer Prospectus required by Section 10 (a) (3) of the Securities Act;

          (ii) reflect in the Reoffer Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii)include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the Company small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post- effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the Reoffer Prospectus, to each person to whom the Reoffer Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Reoffer Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is



                                                      [NUOGAM\FS8:APRIL96.FS8]-3
          not set forth in the Reoffer Prospectus, to deliver, or cause to be delivered to each person to whom the Reoffer Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Reoffer Prospectus to provide such interim financial information.

     Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Company's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Irvine, State of California on the 30th day of April, 1996.

                                             NUOASIS GAMING, INC.
                                             (Registrant)



                                             By:
                                                -------------------------------
                                                Fred G. Luke, President



     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


 Signatures              Title                  Date
 --------------------------------------------------------


Fred G. Luke     President and Director    April 30, 1996



Steven H. Dong   Chief Financial Officer   April 30, 1996


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Irvine, State of California on the 30th day of April, 1996.

                                             NUOASIS GAMING, INC.
                                             (Registrant)



                                             By:/s/ Fred G. Luke, President
                                             ------------------------------
                                                Fred G. Luke, President



     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


   Signatures                    Title                 Date
- -----------------------------------------------------------------

/s/Fred G. Luke
   Fred G. Luke          President and Director    April 30, 1996

/s/Steven H. Dong
   Steven H. Dong        Chief Financial Officer   April 30, 1996


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX



     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


      Exhibit
     Number in
   Registration                                               Numbered
    Statement                    Description                    Page
    ------------------------------------------------------------------

       10          Employment Agreement with Fred G. Luke        29

       24.2        Consent of C. Raimondo Pettit & Glassman      41


                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                   EXHIBIT 10



                     EMPLOYMENT AGREEMENT WITH FRED G. LUKE
                     --------------------------------------

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                                  EXHIBIT 24.2



                      CONSENT OF RAIMONDO PETTIT & GLASSMAN
                      -------------------------------------

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement of NuOasis Gaming, Inc. on Form S-8 (File No. 0-18224) of our report dated December 15, 1995, on our audit of the consolidated financial statements of NuOasis Gaming, Inc. as of September 30, 1995, which report included an explanatory paragraph with respect to substantial doubt existing about the Company's ability to continue as a going concern and is included in the Annual Report on Form 10-KSB/A filed with the Securities and Exchange Commission on or about April 2, 1996.




                                             /s/Raimondo, Pettit & Glassman
                                                RAIMONDO, PETTIT & GLASSMAN



Torrance, California
May 3, 1996

                                                      [NUOGAM\FS8:APRIL96.FS8]-3

                               NuOASIS GAMING INC.
                        (formerly E.N. Phillips Company)
                             2 Park Plaza, Suite 470
                                Irvine, CA 92714
               Telephone (714) 833-5382 o Facsimile (714) 833-7854


                                 April 30, 1996




Room 1012
SECURITIES AND EXCHANGE COMMISSION
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      NuOasis Gaming, Inc.

Ladies and Gentlemen:

     Pursuant to Rule 2 of Regulation C and the instructions to Form S-8, enclosed on behalf of NuOasis Gaming, Inc. are three copies each of the completed Registration Statement on Form S-8 dated April 30, 1996 including exhibits and three additional copies without exhibits. The manually signed copy of Form S-8 has been so indicated in the upper righthand corner of the facing page.

     Pursuant to Rule 457, a cashier's check in the amount of the filing fee of $100 is enclosed.

     Also enclosed in one additional copy of this letter and the Form S-8 Registration Statement together with a postage paid, self-addressed envelope for the Commission's use in acknowledging the filing of the Registration Statement on Form S-8.

     If there are any problems regarding this filing, please contact me at (714) 833-5382.

                                             Very truly yours,



                                             /s/Doreen H. Ogata
                                                Doreen H. Ogata

Enclosures

                                                      [NUOGAM\FS8:APRIL96.FS8]-3